SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): July 15, 1997

                               CITICORP
          (Exact name of registrant as specified in charter)

                               DELAWARE
                    (State or other jurisdiction of
                            incorporation)

                                1-5738
                       (Commission File Number)

                              13-2614988
                     (IRS Employer Identification
                                Number)


399 PARK AVENUE, NEW YORK, NEW YORK                    10043
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number,
including area code:                           (212)559-1000

                       NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 5. Other Items

Citicorp second quarter net income exceeds $1.0 billion, up 8% on 8% revenue gain, Earnings per common share rose 13% to $2.10, Return on common equity was 21%

----------------------------------------------------------------------
Second Quarter (Dollars in Millions,         1997      1996    Change
  except EPS)
----------------------------------------------------------------------
Adjusted Revenue ......................... $5,747    $5,316        8%
Net Income ...............................  1,024       952        8%
Earnings Per Share (Fully Diluted) .......  $2.10     $1.86       13%
Return on Common Equity (%) ..............   21.0      20.8         -
Return on Assets (%) .....................   1.40      1.43         -
Average Shares Outstanding (Fully
  Diluted) ...............................  471.8     492.1         -
----------------------------------------------------------------------

----------------------------------------------------------------------
Six Months
----------------------------------------------------------------------
Adjusted Revenue ........................ $11,374   $10,433        9%
Net Income ..............................   2,019     1,866        8%
Earnings Per Share (Fully Diluted) ......   $4.11     $3.61       14%
Return on Common Equity (%) .............    20.9      20.5         -
Return on Assets (%) ....................    1.41      1.40         -
Average Shares Outstanding (Fully
  Diluted) ..............................   474.0     496.5         -
----------------------------------------------------------------------

On July 15, 1997, Citicorp reported net income in the 1997 second quarter of $1,024 million, up $72 million or 8% over the same 1996 period, and in the 1997 six months of $2,019 million, up $153 million or 8%. Earnings per fully diluted common share were $2.10, up 13%, and $4.11, up 14%, over the 1996 periods.

"We continue to produce good results, although global spread compression and our U.S. card business present challenges," said John
S. Reed, Citicorp Chairman. "Our assumption is that the highly competitive marketplace is a permanent reality. We are responding with quality initiatives designed to deliver customer service more effectively worldwide and speed the global rollout of innovative products. We will also respond with cost initiatives to accelerate the integration and globalization of our operations and technology base. As we've said before, by the end of 1998 we expect to be fully engaged in our business directions, which we feel represent a substantial opportunity for us."

Against Citicorp's business directions performance targets, the six month results achieved an 8% gain in net income (a 14% rise in fully diluted earnings per share), a return on common equity of 20.9%, a ratio of incremental revenue to expense of 1.8 to 1 (2.0 to 1 for the 1997 second quarter), and the generation of an estimated $0.7 billion of free capital. At June 30, 1997, the Tier 1 capital ratio was an estimated 8.2%, within the target range of 8.0%-8.3%, after the repurchase of 4.7 million shares of common stock for $524 million during the quarter.

Citicorp's Global Consumer business -- Citibanking, Cards, and the Private Bank -- earned $471 million in the quarter and $958 million in the six months on adjusted revenue of $3.5 billion and $7.0 billion, up 6% and 7%, respectively. Net income from Global Corporate Banking was $665 million in the quarter and $1.3 billion in the six months on adjusted revenue of $2.0 billion and $3.9 billion, up 11% and 15%.

Global Consumer business earns $471 million in the quarter, With high credit costs in Cards

----------------------------------------------------------------------
Second Quarter (Dollars in Millions)         1997      1996    Change
----------------------------------------------------------------------
Adjusted Revenue ........................  $3,525    $3,320        6%
Adjusted Operating Expense ..............   1,920     1,810        6%
Operating Margin ........................   1,605     1,510        6%
Credit Costs ............................     922       762       21%
Income before Taxes .....................     658       698      (6%)
Net Income ..............................     471       486      (3%)
Return on Assets (%) ....................    1.42      1.56         -
----------------------------------------------------------------------

----------------------------------------------------------------------
Six Months
----------------------------------------------------------------------
Adjusted Revenue ........................  $7,011    $6,573        7%
Adjusted Operating Expense ..............   3,791     3,568        6%
Operating Margin ........................   3,220     3,005        7%
Credit Costs ............................   1,816     1,468       24%
Income before Taxes .....................   1,354     1,437      (6%)
Net Income ..............................     958       988      (3%)
Return on Assets (%) ....................    1.46      1.59         -
----------------------------------------------------------------------

The Global Consumer business had net income of $471 million and $958 million in the second quarter and six months of 1997, down $15 million or 3% and $30 million or 3% from the respective 1996 periods, primarily due to a decline in U.S. bankcards earnings, partially offset by improved earnings in Citibanking, other Cards businesses, and the Private Bank.

Adjusted revenue of $3.5 billion in the quarter rose $205 million or 6% from the 1996 second quarter. Expense of $1.9 billion increased $110 million or 6%. Excluding the effect of foreign currency translation resulting from a strengthened dollar, both revenue and expense increased 8%.

Credit costs of $922 million were $28 million higher than the 1997 first quarter and $160 million higher than the 1996 second quarter. The ratio of net credit losses to average managed loans was 2.73% in the quarter, compared with 2.69% in the preceding quarter and 2.38% a year-ago. Global Consumer continued to build the allowance for credit losses, adding $25 million above net credit losses.

Net income in the emerging markets for the 1997 second quarter was $249 million, up $26 million or 12% from the 1996 second quarter, principally reflecting growth across Cards and the Private Bank. Developed markets net income of $222 million declined by $41 million or 16% from the year-ago quarter, primarily due to the lower earnings in U.S. bankcards, partially offset by double-digit earnings growth in Citibanking.

Citibank introduced Direct Access -- its PC banking offering -- in Argentina and Chile, bringing the total number of countries offering this product to eight. Worldwide Citibanking accounts totaled 20 million as of June 30, 1997, up 5% from a year ago. Citibank expanded its investment offerings in Argentina, Brazil, and Chile, and introduced its first investment offering in Mexico.

Cards in force worldwide, including those issued by affiliates, were 63 million at the end of the quarter, an increase of 4 million from a year-ago. The number of cards in North America was 42 million; cards in Latin America, Asia, and Europe totaled 9 million, 8 million, and 4 million, respectively. Cards, including Diners Club, operates in 42 countries and territories.

Citibank and American Airlines celebrated the tenth anniversary in the United States of the Citibank AAdvantage Card, which now is offered in 16 countries, and in Singapore, Citibank completed the world's first secure Visa card payment over the Internet.

Citibanking

Citibanking activities -- which deliver products and services to customers through branches and electronic delivery systems -- had net income of $201 million and $384 million in the second quarter and six months of 1997, up $27 million or 16% and $34 million or 10% from the respective 1996 periods. Return on assets in the quarter was 0.95%, up from 0.85% a year ago.

Revenue of $1.5 billion in the quarter was up $57 million or 4% -- 7% excluding the effect of foreign currency translation -- from the 1996 second quarter, reflecting higher business volumes in both the emerging and developed markets, including growth in average customer deposits of 6% to $94 billion. Excluding the translation effect, revenue increased 8% in the developed markets, and 5% in the emerging markets. Emerging markets revenue reflected double-digit growth in Latin America and a decline in certain countries in Asia Pacific due to continued competitive pressures and economic conditions.

Expense of $1.1 billion in the quarter increased $34 million or 3% from the 1996 second quarter. Excluding the effect of foreign currency translation, expense was up 6%, including 4% in the developed markets and 10% in the emerging markets. The expense growth in the emerging markets principally reflected franchise expansion efforts in Latin America, including higher business volumes.

Credit costs of $145 million in the quarter were down $3 million or 2% from the 1997 first quarter and down $16 million or 10% from the year-ago quarter, reflecting improvements in the developed markets, including the effect of foreign currency translation. The ratio of net credit losses to average managed loans was 0.87% in the quarter, down from 0.91% in the preceding quarter and 0.99% in the 1996 second quarter.

Cards

Net income in Cards worldwide -- bankcards, Diners Club, and private label cards -- was $190 million in the second quarter, a decrease of $49 million or 21% from a year ago, and was $414 million in the six months of 1997, down $86 million or 17% from the comparable 1996 period. Cards worldwide return on managed assets in the second quarter was 1.36% compared with 1.84% in the year-ago quarter. Cards earnings in the developed markets declined from the 1996 second quarter as U.S. bankcards continued to operate in a challenging environment characterized by competitive pressures and a weak credit climate. Net income for Cards in the emerging markets increased 28% in the quarter, and represented approximately 46% of 1997 second quarter Cards earnings.

Cards revenue of $1.7 billion in the quarter increased by $121 million or 8% from the 1996 second quarter. Revenue in the developed markets was up 6%, including 6% growth in U.S. bankcards reflecting risk-and-relationship-based pricing strategies. U.S. bankcards charge volumes increased from the year-ago quarter by $1.9 billion or 8% to $25.3 billion and managed receivables were up $3.0 billion or 7% to $45.8 billion. Second quarter revenue in emerging markets Cards was 15% higher than the year-ago quarter, reflecting double-digit growth in both Asia Pacific and Latin America.

Expense in worldwide Cards of $666 million increased $60 million or 10% from the 1996 second quarter. Expense in the developed markets was up 8%, primarily reflecting higher costs in U.S. bankcards associated with enhanced target marketing and increased collection efforts. Expense in the emerging markets Cards increased 15% in support of higher loan volumes, as well as continued investment in the franchise.

Credit costs in U.S. bankcards continued to increase, rising in the quarter to $683 million or 6.13% of average managed loans, compared with $656 million or 5.91% in the 1997 first quarter, and $522 million or 4.99% in the 1996 second quarter. The 12-month-lagged net credit loss ratio was 6.51% in the 1997 second quarter, up from 6.21% in the preceding quarter and 5.41% in the 1996 second quarter. The percent of U.S. bankcards gross write-offs that resulted from bankruptcies in the 1997 second quarter was 40.2%, compared with a seasonally low 36.6% in the preceding quarter and 38.5% in the 1996 second quarter. Citicorp continues to write off accounts upon notice of bankruptcy filing. Managed U.S. bankcards loans delinquent 90 days or more were $843 million or 1.86% of the portfolio at the end of the quarter, compared with $884 million or 1.98% at the end of the preceding quarter and $732 million or 1.73% a year-ago.

Credit costs in Cards portfolios other than U.S. bankcards were $95 million or 4.14% of average loans in the quarter, compared with $91 million or 4.25% in the preceding quarter and $89 million or 4.65% in the 1996 second quarter. Loans delinquent 90 days or more were $206 million or 2.18% of the portfolio, compared with $214 million or 2.42% in the preceding quarter and $180 million or 2.25% in the year-ago quarter.

Private Bank

Private Bank net income of $80 million in the quarter increased $7 million or 10% from the 1996 second quarter, and resulted in a return on assets of 1.89% compared with 1.84% in the year-earlier quarter. Net income benefited from a reduced tax rate of 19% compared with 25% in the prior year as a result of changes in the geographic mix of earnings. Income before taxes of $99 million grew $2 million or 2% from the 1996 second quarter while the margin of $98 million increased $11 million or 13%.

Revenue of $278 million in the quarter was up $27 million or 11%, reflecting growth of 15% in the emerging markets and 7% in the developed markets. Revenue was mostly composed of like amounts of net interest revenue, up 4% on higher deposit volumes, and fees and commissions, up 11% as a result of new investment products introduced earlier this year, complemented by a 38% increase in client-related foreign exchange revenue.

Expense of $180 million in the quarter increased $16 million or 10% from the 1996 second quarter. Excluding the effect of foreign currency translation, expense increased 13%, reflecting higher salary levels, including a 6% increase in staff, as well as increased spending on technology and marketing initiatives.

Credit costs were a net benefit of $1 million in the quarter, compared with a net benefit of $10 million in the year-ago period, which included significant recoveries. Overall credit trends continued to improve, with loans delinquent 90 days or more down to $187 million or 1.19% of loans, from $198 million or 1.28% in the preceding quarter, and $254 million or 1.66% in the second quarter of 1996, reflecting continued active portfolio management.

Client business volumes under management at the end of the quarter reached $100 billion, up 9% from $92 billion a year earlier. Growth in all business lines was led by the discretionary and advisory investments areas in which individually managed portfolios, mutual funds, and custody grew 15% and contributed $5 billion of the increase.

Global Corporate Banking earns $665 million in second quarter
On 11% revenue growth

----------------------------------------------------------------------
Second Quarter (Dollars in Millions)         1997      1996    Change
----------------------------------------------------------------------
Adjusted Revenue ........................  $1,994    $1,795       11%
Adjusted Operating Expense ..............   1,206     1,092       10%
Operating Margin ........................     788       703       12%
Credit (Benefits) .......................    (36)      (27)       33%
Income before Taxes .....................     824       730       13%
Net Income ..............................     665       636        5%
Return on Assets (%) ....................    1.75      1.84         -
----------------------------------------------------------------------

----------------------------------------------------------------------
Six Months
----------------------------------------------------------------------
Adjusted Revenue ........................  $3,926    $3,411       15%
Adjusted Operating Expense ..............   2,359     2,104       12%
Operating Margin ........................   1,567     1,307       20%
Credit (Benefits) .......................   (111)      (12)        NM
Income before Taxes .....................   1,678     1,319       27%
Net Income ..............................   1,312     1,104       19%
Return on Assets (%) ....................    1.76      1.60         -
----------------------------------------------------------------------

Global Corporate Banking income before taxes of $824 million in the 1997 second quarter grew $94 million or 13% from the comparable 1996 quarter while net income of $665 million grew $29 million or 5% from the 1996 second quarter due to higher effective income tax rates. Global Corporate Banking's effective income tax rate in the quarter rose to 19% from 13% in the 1996 second quarter. The increase was attributable to changes in the geographic mix and nature of pretax earnings coupled with certain second quarter 1996 local tax benefits in the Emerging Markets business and a low effective income tax rate in Global Relationship Banking associated with a second quarter 1996 gain on the sale of a business.

Revenue of $2.0 billion in the quarter increased $199 million or 11% from the year-ago quarter, with $131 million of the increase attributable to the Emerging Markets business and $68 million attributable to Global Relationship Banking. Expense of $1.2 billion in the quarter increased $114 million or 10% from the comparable 1996 quarter, with $64 million of the increase in the Emerging Markets business and $50 million in Global Relationship Banking. Credit costs were a net benefit of $36 million and compared with a net benefit of $27 million in the year-ago quarter.

Global Corporate Banking continued to win recognition in various polls. Citibank won 41 awards in "Euromoney" magazine's annual rankings, among them best bank or best foreign bank in 31 countries, best bank in Latin America, the Middle East, and Africa, and best in securitization, foreign exchange, and transaction services. Citibank also was named best bank in emerging markets by "Global Finance" magazine, best bank in ten Asian countries by "Finance Asia" magazine, and most admired financial institution in Asia by "Asian Business" magazine.

On July 1, Citibank celebrated the 100th anniversary of its entry into the foreign-exchange business; and for the 19th straight year, Citibank was named best bank worldwide for foreign exchange in the "Euromoney" customer survey.

As part of its embedded-bank strategy of expanding its customer base of growth companies in emerging markets, Citibank in May acquired Banco Hipotecario Nacional, a Bolivian bank with branches in La Paz, Santa Cruz, and Cochabamba.

Emerging Markets

Emerging Markets 1997 second quarter net income of $423 million declined $2 million from the 1996 second quarter. The decline is attributable to an increase in the effective income tax rate to 12% from 5% in the 1996 second quarter. Earnings before tax of $482 million grew $35 million or 8% from the 1996 second quarter while margin of $506 million increased $67 million or 15%.

Revenue of $984 million in the quarter increased $131 million or 15% from the year-ago second quarter. The increase reflected growth in corporate finance revenue and moderately improved transaction banking services revenue. Increased volumes mitigated net interest spread compression. Aggregate securities transactions and asset gains were $134 million, compared with $67 million in the 1996 quarter, and included a $58 million gain related to an asset redeployment in
Brazil. Revenue growth also reflected a $31 million increase in earnings from an affiliate primarily attributable to an investment dividend. These increases were partially offset by a $10 million decline in trading-related revenue. About 20% of the revenue in the Emerging Markets business was attributable to business from multinational companies managed jointly with Global Relationship Banking, with that revenue having grown at a double digit rate from the 1996 second quarter.

Expense  of $478  million in the 1997  second  quarter  increased  $64 million or 15% from the year-ago quarter, primarily reflecting investment spending to build the franchise.

Credit costs of $24 million in the 1997 second quarter remained low and compared with a net benefit of $8 million in the 1996 quarter.
Credit costs in the 1996 quarter included a $21 million recovery related to the refinancing agreement concluded with Slovenia.

Global Relationship Banking

Net income from the Global Relationship Banking business in North America, Europe, and Japan was $242 million, up $31 million or 15% from the 1996 second quarter. Income before taxes totaled $342 million, up $59 million or 21% from the 1996 second quarter. The effective income tax rate increased to 29% from 25% in the 1996 second quarter.

Revenue of $1.0 billion grew $68 million or 7% from the 1996 second quarter. Trading-related revenue of $243 million increased $68 million from the 1996 second quarter, which included a $60 million charge related to certain mortgage-backed securities activities. Venture capital revenue of $173 million improved $66 million from the 1996 quarter, benefiting from realized gains and buoyant equity markets. These improvements were complemented by moderate improvement in transaction banking services revenue, but were partially offset by net interest revenue spread compression. Second quarter 1997 and 1996 revenue also included gains of $23 million and $110 million, respectively, related to the disposition of an automated trading business.

Expense of $728 million increased $50 million or 7% compared with the 1996 second quarter, primarily reflecting increased spending on technology and volume-related expense in transaction banking services, partially offset by a reduction associated with the disposition of a non-strategic business in the first quarter of 1997.

Credit costs in the quarter were a net benefit of $60 million, compared with a net benefit of $19 million in the 1996 second quarter, with the improvement primarily resulting from lower gross write-offs while recoveries continued.

Other Items

Citicorp's effective tax rate was 37.0% in the 1997 second quarter and 37.5% in the 1997 six months, compared with 38.0% for both 1996 periods. Income taxes are attributed to core businesses on the basis of local tax rates, which resulted in effective tax rates for the core businesses of 23% in the 1997 quarter compared with 21% a year ago, and 25% and 24% for the six months, primarily reflecting changes in the nature and geographic mix of earnings. The difference between the core businesses' tax rates and Citicorp's overall effective rate in each period is included in Corporate Items. Other revenue in Corporate Items included investment writedowns in Latin America of $29 million in the quarter and $50 million a year ago.

Tier 1 capital was $20.6 billion, total capital was estimated at $30.1 billion, and the Tier 1 and total capital ratios were estimated at 8.2% and 12.0%, respectively, at June 30, 1997. During the quarter, the company generated an estimated $0.8 billion of Tier 1 capital (principally net income less dividends) which was used to fund the growth in customer-driven risk-adjusted assets. The ratio of common equity to total assets was 6.4%. The number of shares acquired since June 20, 1995, when the Board of Directors authorized the stock repurchase program, totaled 70.0 million for an outlay of $5.8 billion. As expanded in January and November 1996, the program is authorized to make total purchases for up to $8.5 billion.

Average common shares outstanding for the purpose of computing fully diluted earnings per share were 471.8 million in the 1997 second quarter, 476.0 million in the preceding quarter, and 492.1 million in the 1996 second quarter, principally reflecting the net effect of the share repurchase program and employee stock plans. The comparable average common shares outstanding for the six months were 474.0 million in 1997 and 496.5 million in 1996.

At June 30, 1997, credit loss reserves (including reserves for off-balance sheet credit exposures) totaled $6.0 billion.

Tables detailing key financial data, an analysis of earnings, business results, and credit indicators follow, along with selected financial statements and tables. Further details concerning the financial results will be available in August in Citicorp's Form 10-Q.

----------------------------------------------------------------------
FINANCIAL SUMMARY
----------------------------------------------------------------------
                       Second Quarter       %      Six Months       %
                       --------------          --------------
                         1997    1996  Change    1997    1996  Change
----------------------------------------------------------------------
Net Income (In Millions
  of Dollars)          $1,024    $952       8  $2,019  $1,866       8
----------------------------------------------------------------------
Net Income Per Share
 Common & Common
  Equivalent Shares ..  $2.10   $1.86      13   $4.11   $3.68      12

 Assuming Full
  Dilution ...........  $2.10   $1.86      13   $4.11   $3.61      14

Common Stockholders'
    Equity Per Share . $42.58  $37.73      13

Closing Stock Price
      At Quarter End  $120.56  $82.75      46
----------------------------------------------------------------------
Financial Ratios

Return on Assets ....   1.40%   1.43%       -   1.41%   1.40%       -

Return on Common
  Stockholders' Equity  21.0%   20.8%       -   20.9%   20.5%       -
----------------------------------------------------------------------
Capital (Dollars in Billions)

Tier 1 ..............   $20.6   $19.1       8

Total (Tier 1 & 2)(A)   $30.1   $28.2       7

Tier 1 Ratio (A)         8.2%    8.4%       -

Total Ratio (Tier 1
  & 2)(A) ...........   12.0%   12.4%       -

Common Equity as a
  Percentage of
  Total Assets ......    6.4%    6.7%       -

Total Equity as a
  Percentage of
  Total Assets  .....    7.0%    7.5%       -
----------------------------------------------------------------------
Dividends Declared
  (In Millions of Dollars)

Common ...............   $241    $216      12    $484    $426      14
Preferred ............     34      38    (11)      72      85    (15)
----------------------------------------------------------------------

(A)  1997 estimated.
----------------------------------------------------------------------

------------------------------------------------------------------------
Earnings Analysis (In Millions of Dollars)
------------------------------------------------------------------------
                         Second Quarter       %      Six Months       %
                         --------------         ---------------
                           1997    1996  Change    1997    1996  Change
------------------------------------------------------------------------
Total Revenue .......... $5,311  $4,993       6 $10,507  $9,821       7
Effect of Credit Card
  Securitization
  Activity (A) .........    437     349      25     871     643      35
Net Cost To Carry (B)...    (1)    (26)    (96)     (4)    (31)    (87)
                         -----------------------------------------------
Adjusted Revenue .......  5,747   5,316       8  11,374  10,433       9
                         -----------------------------------------------
Total Operating
  Expense       ........  3,173   2,978       7   6,342   5,838       9
Net OREO Benefits (C)...     37      17      NM      47      29      62
                         -----------------------------------------------
Adjusted
  Operating Expense ....  3,210   2,995       7   6,389   5,867       9
                         -----------------------------------------------
Operating Margin .......  2,537   2,321       9   4,985   4,566       9
Consumer Credit
  Costs (D) ............    922     762      21   1,816   1,468      24
Commercial Credit
  (Benefits) (E) .......   (36)    (27)      33   (111)    (12)      NM
                         -----------------------------------------------
Operating Margin
  Less Credit Costs ....  1,651   1,586       4   3,280   3,110       5
Additional Provision (F)     25      50    (50)      50     100    (50)

Income Before Taxes ....  1,626   1,536       6   3,230   3,010       7
                         -----------------------------------------------
Income Taxes ...........    602     584       3   1,211   1,144       6
                         -----------------------------------------------
Net Income ............. $1,024  $  952       8 $ 2,019 $ 1,866       8
                         -----------------------------------------------
------------------------------------------------------------------------

(A)  Commencing  with the 1997 first quarter,  includes effect related to  credit  card  receivables  held  for  sale.  See  page 17 for details.
(B) Principally the net cost to carry commercial cash-basis loans and other real estate owned ("OREO").
(C) Principally gains and losses on sales, direct revenue and expense, and writedowns of commercial OREO.
(D) Principally consumer net credit write-offs adjusted for the effect of credit card securitization activity.
(E) Includes commercial net credit (recoveries) write-offs, net cost to carry, and net OREO benefits.
(F)  Represents amounts in excess of net write-offs.
NM   Not meaningful, as percentage equals or exceeds 100%.
-----------------------------------------------------------------------

----------------------------------------------------------------------
Earnings Summary
----------------------------------------------------------------------
                       Second Quarter       %      Six Months       %
(In Millions of        --------------          --------------
  Dollars)              1997  1996(A)  Change    1997 1996(A)  Change
----------------------------------------------------------------------
Global Consumer ..... $  471   $  486     (3)  $  958  $  988     (3)
Global Corporate
  Banking ...........    665      636       5   1,312   1,104      19
                      ------------------------------------------------
Core Businesses .....  1,136    1,122       1   2,270   2,092       9
Corporate Items .....  (112)    (170)      34   (251)   (226)    (11)
                      ------------------------------------------------
Total Citicorp ...... $1,024   $  952       8  $2,019  $1,866       8
----------------------------------------------------------------------

Global Consumer:

Citibanking .........   $201     $174      16    $384    $350      10
Cards ...............    190      239    (21)     414     500    (17)
Private Bank ........     80       73      10     160     138      16
                      ------------------------------------------------
Total ...............   $471     $486     (3)    $958    $988     (3)
----------------------------------------------------------------------

Global Consumer
  business in:

Emerging Markets ....   $249     $223      12    $497    $443      12
Developed Markets ...    222      263    (16)     461     545    (15)
                      ------------------------------------------------
Total ...............   $471     $486     (3)    $958    $988     (3)
----------------------------------------------------------------------

Global Corporate
  Banking:

Emerging Markets ....   $423     $425       -  $  871  $  813       7
Global Relationship
Banking .............    242      211      15     441     291      52
                      ------------------------------------------------
Total ...............   $665     $636       5  $1,312  $1,104      19
----------------------------------------------------------------------

(A)  Reclassified to conform to the latest quarter's presentation.
----------------------------------------------------------------------

----------------------------------------------------------------------
Global Consumer        Second Quarter       %      Six Months       %
  (In Millions of      --------------          --------------
  Dollars)               1997 1996(A)  Change    1997 1996(A)  Change
----------------------------------------------------------------------
Total Revenue          $3,088  $2,980       4  $6,140  $5,940       3
Effect of Credit Card
  Securitization
  Activity (B) .......    437     349      25     871     643      35
Net Cost to Carry
  Cash-Basis Loans
  and OREO ...........      -     (9)      NM       -    (10)      NM
                      ------------------------------------------------
Adjusted Revenue        3,525   3,320       6   7,011   6,573       7
                      ------------------------------------------------
Total Operating
  Expense ............  1,917   1,812       6   3,789   3,570       6
Net OREO Benefits
  (Costs) ............      3     (2)      NM       2     (2)      NM
                      ------------------------------------------------
Adjusted Operating
  Expense ............  1,920   1,810       6   3,791   3,568       6
                      ------------------------------------------------
Operating Margin .....  1,605   1,510       6   3,220   3,005       7
                      ------------------------------------------------
Net Write-offs .......    488     420      16     947     833      14
Effect of Credit Card
  Securitization
  Activity (B) .......    437     349      25     871     643      35
                      ------------------------------------------------
Net Cost to Carry
  and Net OREO Costs .    (3)     (7)      57     (2)     (8)      75
                      ------------------------------------------------
Credit Costs .........    922     762      21   1,816   1,468      24
                      ------------------------------------------------
Operating Margin
  Less Credit Costs ..    683     748     (9)   1,404   1,537     (9)
Additional Provision .     25      50    (50)      50     100    (50)
                      ------------------------------------------------
Income Before Taxes ..    658     698     (6)   1,354   1,437     (6)
Income Taxes .........    187     212    (12)     396     449    (12)
                      ------------------------------------------------
Net Income ........... $  471  $  486     (3)  $  958  $  988     (3)
                      ------------------------------------------------
Average Assets (In
  Billions of Dollars)   $133    $125       6    $132    $125       6
Return on Assets (%)..   1.42    1.56       -    1.46    1.59       -
                      ------------------------------------------------
----------------------------------------------------------------------

(A)  Reclassified to conform to the latest quarter's presentation.
(B)  Commencing  with the 1997 first quarter,  includes effect related to  credit  card  receivables  held  for  sale.  See  page 17 for details.
NM   Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

----------------------------------------------------------------------
(In Millions of        Second Quarter       %      Six Months       %
  Dollars)             --------------          --------------
Citibanking              1997 1996(A)  Change    1997 1996(A)  Change
----------------------------------------------------------------------
Revenue .............. $1,514  $1,457       4  $2,979  $2,868       4
Operating Expense ....  1,074   1,040       3   2,123   2,025       5
                      ------------------------------------------------
Operating Margin .....    440     417       6     856     843       2
Credit Costs .........    145     161    (10)     293     319     (8)
                      ------------------------------------------------
Operating Margin
  Less Credit Costs ..    295     256      15     563     524       7
Additional Provision .      -       1      NM       -       2      NM
                      ------------------------------------------------
Income Before Taxes ..    295     255      16     563     522       8
Income Taxes .........     94      81      16     179     172       4
                      ------------------------------------------------
Net Income ........... $  201  $  174      16  $  384  $  350      10
----------------------------------------------------------------------
Average Assets (In
  Billions of ........    $85     $82       4     $84     $82       2
  Dollars)
Return on Assets (%) .   0.95    0.85       -    0.92    0.86       -
                      ------------------------------------------------
----------------------------------------------------------------------

----------------------------------------------------------------------
Cards
----------------------------------------------------------------------
Adjusted Revenue ..... $1,733  $1,612       8  $3,485  $3,209       9
Adjusted Operating
  Expense ............    666     606      10   1,323   1,218       9
                      ------------------------------------------------
Operating Margin .....  1,067   1,006       6   2,162   1,991       9
Credit Costs .........    778     611      27   1,525   1,158      32
                      ------------------------------------------------
Operating Margin
  Less Credit Costs ..    289     395    (27)     637     833    (24)
Additional Provision .     25      49    (49)      50      98    (49)
                      ------------------------------------------------
Income Before Taxes ..    264     346    (24)     587     735    (20)
Income Taxes .........     74     107    (31)     173     235    (26)
                      ------------------------------------------------
Net Income ........... $  190  $  239    (21)  $  414  $  500    (17)
----------------------------------------------------------------------
Average Assets (In
  Billions of Dollars)    $31     $27      15     $31     $27      15
Return on Assets (B)(%)  2.46    3.56       -    2.69    3.72       -
----------------------------------------------------------------------

----------------------------------------------------------------------
Private Bank
----------------------------------------------------------------------
Adjusted Revenue .....   $278    $251      11    $547    $496      10
Adjusted Operating
  Expense ............    180     164      10     345     325       6
                      ------------------------------------------------
Operating Margin .....     98      87      13     202     171      18
Credit (Benefits) ....    (1)    (10)    (90)     (2)     (9)    (78)
                      ------------------------------------------------
Operating Margin Less
  Credit Benefits) ...     99      97       2     204     180      13
Additional Provision .      -       -       -       -       -       -
                      ------------------------------------------------
Income Before Taxes ..     99      97       2     204     180      13
Income Taxes .........     19      24    (21)      44      42       5
                      ------------------------------------------------
Net Income ...........   $ 80    $ 73      10    $160    $138      16
                      ------------------------------------------------
----------------------------------------------------------------------
Average Assets (In
  Billions of Dollars)    $17     $16       6     $17     $16       6
Return on Assets (%)     1.89    1.84       -    1.90    1.73       -
                      ------------------------------------------------
----------------------------------------------------------------------

(A)  Reclassified to conform to the latest quarter's presentation.
(B) Adjusted for the off-balance sheet effect of credit card securitization, the return for worldwide Cards was 1.36% in the 1997 quarter and 1.84% in the year-ago quarter. For the six months of 1997 and 1996, the return on managed assets was 1.49% and 1.92%.
NM   Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

----------------------------------------------------------------------
(In Millions of Dollars)

                       Second Quarter       %      Six Months       %
Global Consumer        --------------          --------------
  in Emerging Markets    1997 1996(A)  Change    1997 1996(A)  Change
----------------------------------------------------------------------
Adjusted Revenue ....... $988    $904       9  $1,938  $1,767      10
Adjusted Operating
  Expense ..............  572     515      11   1,104     997      11
                         --------------------------------------------
Operating Margin .......  416     389       7     834     770       8
Credit Costs ...........   97      98     (1)     189     191     (1)
                         --------------------------------------------
Operating Margin
  Less Credit Costs ....  319     291      10     645     579      11
Additional Provision ...    7       9    (22)      10      11     (9)
                         --------------------------------------------
Income Before Taxes ....  312     282      11     635     568      12
Income Taxes ...........   63      59       7     138     125      10
                         --------------------------------------------
Net Income ............. $249    $223      12  $  497  $  443      12
                         --------------------------------------------
----------------------------------------------------------------------
Average Assets (In
  Billions of Dollars) .  $43     $38      13     $42     $37      14
Return on Assets (%) ... 2.32    2.36       -    2.39    2.41       -
                         --------------------------------------------
----------------------------------------------------------------------

----------------------------------------------------------------------
Global Consumer in Developed Markets
----------------------------------------------------------------------
Adjusted Revenue ..... $2,537  $2,416       5  $5,073  $4,806       6
Adjusted Operating
  Expense ............  1,348   1,295       4   2,687   2,571       5
                       ----------------------------------------------
Operating Margin .....  1,189   1,121       6   2,386   2,235       7
Credit Costs .........    825     664      24   1,627   1,277      27
                       ----------------------------------------------
Operating Margin
  Less Credit Costs ..    364     457    (20)     759     958    (21)
Additional Provision .     18      41    (56)      40      89    (55)
                       ----------------------------------------------
Income Before Taxes ..    346     416    (17)     719     869    (17)
Income Taxes .........    124     153    (19)     258     324    (20)
Net Income ........... $  222  $  263    (16)  $  461  $  545    (15)
                       ----------------------------------------------
----------------------------------------------------------------------
Average Assets (In
  Billions of Dollars)    $90     $87       3     $90     $88       2
Return on Assets (%) .   0.99    1.22       -    1.03    1.25       -
                       ----------------------------------------------
----------------------------------------------------------------------

(A)  Reclassified to conform to the latest quarter's presentation.
----------------------------------------------------------------------

-----------------------------------------------------------------------
Global Corporate         Second Quarter       %      Six Months       %
  Banking                --------------          --------------
(In Millions of Dollars)   1997 1996(A)  Change    1997 1996(A)  Change
-----------------------------------------------------------------------
Total Revenue .......... $1,995  $1,812      10  $3,930  $3,432      15
Net Cost to Carry
  Cash-Basis Loans
  and OREO .............    (1)    (17)      94     (4)    (21)      81
                         ----------------------------------------------
Adjusted Revenue .......  1,994   1,795      11   3,926   3,411      15
                         ----------------------------------------------
Total Operating
  Expense ..............  1,172   1,073       9   2,314   2,073      12
Net OREO Benefits ......     34      19      79      45      31      45
                         ----------------------------------------------
Adjusted Operating
  Expense ..............  1,206   1,092      10   2,359   2,104      12
                         ----------------------------------------------
Operating Margin .......    788     703      12   1,567   1,307      20
                         ----------------------------------------------
Net (Recoveries)
  Write-offs ...........    (1)       9      NM    (62)      40      NM
Net Cost to Carry
  and Net OREO Benefits    (35)    (36)       3    (49)    (52)       6
                         ----------------------------------------------
Credit (Benefits) ......   (36)    (27)      33   (111)    (12)      NM
                         ----------------------------------------------
Operating Margin Plus
  Credit (Benefits) ....    824     730      13   1,678   1,319      27
Additional Provision ...      -       -       -       -       -       -
                         ----------------------------------------------
Income Before Taxes ....    824     730      13   1,678   1,319      27
Income Taxes ...........    159      94      69     366     215      70
                         ----------------------------------------------
Net Income ............. $  665  $  636       5  $1,312  $1,104      19
                         ----------------------------------------------
----------------------------------------------------------------------
Average Assets (In
  Billions of Dollars) .   $152    $139       9    $150    $139       8
Return on Assets (%) ...   1.75    1.84       -    1.76    1.60       -
                         ----------------------------------------------
----------------------------------------------------------------------

(A)  Reclassified to conform to the latest quarter's presentation.
NM   Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

------------------------------------------------------------------------
(In Millions of          Second Quarter       %      Six Months       %
  Dollars)               --------------          --------------
Emerging Markets           1997 1996(A)  Change    1997 1996(A)  Change
------------------------------------------------------------------------
Adjusted Revenue .......   $984    $853      15  $1,914  $1,721      11
Adjusted Operating
  Expense ..............    478     414      15     929     796      17
                           --------------------------------------------
Operating Margin .......    506     439      15     985     925       6
Credit Costs (Benefits).     24     (8)      NM    (12)       2      NM
                           --------------------------------------------
Operating Margin
  Less Credit Costs
  (Benefits) ...........    482     447       8     997     923       8
Additional Provision ...      -       -       -       -       -       -
                           --------------------------------------------
Income Before Taxes ....    482     447       8     997     923       8
Income Taxes ...........     59      22      NM     126     110      15
                           --------------------------------------------
Net Income .............   $423    $425       -  $  871  $  813       7
                           --------------------------------------------
------------------------------------------------------------------------
Average Assets (In
  Billions of Dollars)..    $70     $58      21     $68     $57      19
Return on Assets (%) ...   2.42    2.95       -    2.58    2.87       -
                           --------------------------------------------
------------------------------------------------------------------------

------------------------------------------------------------------------
Global Relationship Banking
------------------------------------------------------------------------
Adjusted Revenue ....... $1,010    $942       7  $2,012  $1,690      19
Adjusted Operating
  Expense ..............    728     678       7   1,430   1,308       9
                         ----------------------------------------------
Operating Margin .......    282     264       7     582     382      52
Credit (Benefits) ......   (60)    (19)      NM    (99)    (14)      NM
                         ----------------------------------------------
Operating Margin
  Less Credit (Benefits)    342     283      21     681     396      72
Additional Provision ...      -       -       -       -       -       -
                         ----------------------------------------------
Income Before Taxes ....    342     283      21     681     396      72
Income Taxes ...........    100      72      39     240     105      NM
                         ----------------------------------------------
Net Income ............. $  242    $211      15  $  441  $  291      52
                         ----------------------------------------------
------------------------------------------------------------------------
Average Assets (In
  Billions of Dollars) .    $82     $81       1     $82     $82       -
Return on Assets (%) ...   1.18    1.05       -    1.08    0.71       -
                         ----------------------------------------------
------------------------------------------------------------------------

(A)  Reclassified to conform to the latest quarter's presentation.
NM   Not meaningful, as percentage equals or exceeds 100%.
------------------------------------------------------------------------

----------------------------------------------------------------------
Corporate Items (A)    Second Quarter       %      Six Months       %
  (In Millions of      --------------           -------------
  Dollars)               1997 1996(B)  Change    1997 1996(B)  Change
----------------------------------------------------------------------
Revenue                 $ 228   $ 201      13   $ 437   $ 449     (3)
Operating Expense          84      93    (10)     239     195      23
                       ----------------------------------------------
Income Before Taxes       144     108      33     198     254    (22)
Income Taxes              256     278     (8)     449     480     (6)
                       ----------------------------------------------
Net Loss               ($112)  ($170)    (34)  ($251)  ($226)      11
                       ----------------------------------------------
----------------------------------------------------------------------
Average Assets (In
  Billions of Dollars)     $8      $4      NM      $7      $4      75
                       ----------------------------------------------
----------------------------------------------------------------------

(A) Corporate Items includes revenue derived from charging businesses for funds employed, based upon a marginal cost of funds concept, unallocated corporate costs, and the offset created by attributing income taxes to core business activities on a local tax-rate basis.
(B)  Reclassified to conform to the latest quarter's presentation.
NM   Not meaningful, as percentage equals or exceeds 100%.

------------------------------------------------------------------------
Consumer Loan Delinquency Amounts, Net Credit Losses, and Ratios
------------------------------------------------------------------------
(In Millions     Total       90 Days or       Average         Net Credit
  of Dollars,    Loans     More Past Due (A)    Loans         Losses (A)
  except         -------------------------------------------------------
  Loan Amounts    June    June    Mar.    June    2nd   2nd    1st   2nd
  in               30,     30,     31,     30,   Qtr.  Qtr.   Qtr.  Qtr.
  Billions)       1997    1997    1997    1996   1997  1997   1997  1996
------------------------------------------------------------------------
Citibanking ..   $66.9  $2,094  $2,193  $2,663  $66.3  $145   $148  $161
Ratio ........           3.13%   3.30%   4.05%        0.87%  0.91% 0.99%

Cards

U.S. Bankcards    45.3     843     884     732   44.7   683    656   522
Ratio ........           1.86%   1.98%   1.73%        6.13%  5.91% 4.99%

Other ........     9.5     206     214     180    9.1    95     91    89
Ratio ........           2.18%   2.42%   2.25%        4.14%  4.25% 4.65%

Private Bank .    15.6     187     198     254   15.4     2    (2)   (3)
Ratio ........           1.19%   1.28%   1.66%        0.04%     NM    NM
------------------------------------------------------------------------
Total Managed    137.3   3,330   3,489   3,829  135.5   925    893   769
Ratio ........           2.43%   2.58%   2.91%        2.73%  2.69% 2.38%
------------------------------------------------------------------------
Securitized
  Credit Card
  Receivables   (24.2)   (453)   (500)   (452) (24.7) (404)  (402) (349)
Loans Held
  for Sale(B).   (3.6)    (37)    (39)       -  (3.4)  (33)  (32)      -
------------------------------------------------------------------------
Total Loan
  Portfolio ..  $109.5  $2,840  $2,950  $3,377 $107.4  $488  $459   $420
Ratio ........           2.59%   2.76%   3.20%        1.82% 1.75%  1.62%
------------------------------------------------------------------------

Managed Portfolio:
Developed ....  $102.4  $2,869  $3,075  $3,448 $101.4  $828  $801   $671
Ratio ........           2.80%   3.03%   3.42%        3.26% 3.19%  2.70%
Emerging .....    34.9     461     414     381   34.1    97    92     98
Ratio ........           1.32%   1.23%   1.25%        1.15% 1.12%  1.30%
------------------------------------------------------------------------

(A)  The ratios of 90 days or more past due and net credit  losses are
     calculated   based   on   end-of-period    and   average   loans,
     respectively, both net of unearned income.
(B) Commencing with the 1997 first quarter, Citicorp classifies credit card and mortgage loans intended for sale as loans held for sale, which are accounted for at the lower of cost or market value with net credit losses charged to other revenue.
NM   Not   meaningful,   as  net  recoveries   result  in  a  negative
     percentage.
------------------------------------------------------------------------

----------------------------------------------------------------------
Consumer Loan Balances, Net of Unearned Income
----------------------------------------------------------------------
                               End of Period                   Average
                      ------------------------------------------------
                        June    Mar.    June       2nd     1st     2nd
(In Billions of          30,     31,     30,      Qtr.    Qtr.    Qtr.
  Dollars)              1997    1997    1996      1997    1997    1996
----------------------------------------------------------------------
Managed ............. $137.3  $135.2  $131.4    $135.5  $134.6  $130.3
Securitized Credit
  Card Receivables .. (24.2)  (25.4)  (26.0)    (24.7)  (25.1)  (26.2)
Loans Held for
  Sale (A) ..........  (3.6)   (3.1)       -     (3.4)   (3.1)       -
----------------------------------------------------------------------
Loan Portfolio ...... $109.5  $106.7  $105.4    $107.4  $106.4  $104.1
----------------------------------------------------------------------

(A) Commencing with the 1997 first quarter, Citicorp classifies credit card and mortgage loans intended for sale as loans held for sale, which are accounted for at the lower of cost or market value with net credit losses charged to other revenue.
----------------------------------------------------------------------

----------------------------------------------------------------------
Cash-Basis and Renegotiated Loans
----------------------------------------------------------------------
                                         June 30,  Dec. 31,  June 30,
(In Millions of Dollars)                     1997      1996      1996
----------------------------------------------------------------------
Commercial Cash-Basis Loans
Collateral-Dependent (at Lower
   of Cost or Collateral Value)(A) ......    $274      $263    $  677
Other ...................................     643       642       677
Total Commercial Cash-Basis Loans .......    $917      $905    $1,354
----------------------------------------------------------------------
Commercial Renegotiated Loans ...........    $295      $321      $335

Consumer Loans on which Accrual
  of Interest has been Suspended ........  $2,036    $2,187    $2,545
----------------------------------------------------------------------

(A) A cash-basis loan is defined as collateral dependent when repayment is expected to be provided solely by the underlying collateral and there are no other available and reliable sources of repayment, in which case the loans are written down to the lower of cost or collateral value.
----------------------------------------------------------------------

----------------------------------------------------------------------
Other Real Estate Owned (OREO) and Assets Pending Disposition (A)
----------------------------------------------------------------------
                                         June 30,  Dec. 31,  June 30,
(In Millions of Dollars)                     1997      1996      1996
----------------------------------------------------------------------
Consumer OREO                                $362    $  452    $  497
Commercial OREO                               482       614       528
                                         ----------------------------
Total                                        $844    $1,066    $1,025
                                         ----------------------------
----------------------------------------------------------------------
Assets Pending Disposition (B)                $72      $160      $180
                                         ----------------------------
----------------------------------------------------------------------

(A)  Carried at lower of cost or collateral value.
(B) Represents consumer residential mortgage loans that have a high probability of foreclosure.
----------------------------------------------------------------------

----------------------------------------------------------------------
Credit Loss Reserves (A)
----------------------------------------------------------------------
                                         June 30,  Dec. 31,  June 30,
(Dollars In Millions)                        1997      1996      1996
----------------------------------------------------------------------
Allowance for Credit Losses:
Consumer ................................  $2,453    $2,079    $2,000
Commercial ..............................   3,329     3,424     3,424
                                           ---------------------------
Total Allowance for Credit Losses .......   5,782     5,503     5,424
Reserves for Off-Balance Sheet
  Credit Exposures ......................     191       473       466
                                           ---------------------------
Total Credit Loss Reserves ..............  $5,973    $5,976    $5,890
----------------------------------------------------------------------
Allowance As a Percent of Total Loans:
Consumer ................................   2.24%     1.86%     1.90%
Commercial ..............................   4.80%     5.46%     5.48%
Total ...................................   3.23%     3.15%     3.23%
----------------------------------------------------------------------

(A) In the first quarter of 1997, to be consistent with industry practice, Citicorp changed the apportionment and display of credit loss reserves to report (1) $50 million in Other Liabilities attributable to standby letters of credit and guarantees, and (2) $50 million deducted from Trading Account Assets attributable to derivative and foreign exchange contracts, and (3) to restore to the Allowance for Credit Losses $373 million that had previously been attributed to securitization transactions where the exposure to credit losses is contractually limited to the cash flows from the securitized receivables. Reserves for off-balance sheet credit exposures at June 30, 1997 consist of $50 million included in Other Liabilities and $50 million deducted from Trading Account Assets and also include $91 million deducted from Other Assets attributable to mortgage loans sold with recourse. Prior period amounts have not been reclassified.
----------------------------------------------------------------------

----------------------------------------------------------------------
Net Write-offs, Additional Provision, and Provision for Credit Losses
----------------------------------------------------------------------
                                   Second Quarter          Six Months
(In Millions of Dollars)           1997      1996      1997      1996
----------------------------------------------------------------------
Net Write-offs (Recoveries):
Consumer (A) ..................  $  925    $  769    $1,818    $1,476
Commercial ....................     (1)         9      (62)        40
Total Adjusted Net Write-offs .     924       778     1,756     1,516
Effect of Credit Card
  Securitization Activity .....   (437)     (349)     (871)     (643)
Total .........................  $  487    $  429    $  885    $  873
----------------------------------------------------------------------
Additional Provision:
Consumer ......................     $25       $50       $50      $100
Commercial ....................       -         -         -         -
Total .........................     $25       $50       $50      $100
----------------------------------------------------------------------
Provision for Credit Losses:
Consumer ......................    $513      $470      $997      $933
Commercial ....................     (1)         9      (62)        40
Total .........................    $512      $479      $935      $973
----------------------------------------------------------------------

(A) Adjusted for the effect of credit card securitization activity, including the effect related to credit card receivables held for sale commencing with the 1997 first quarter (see page 17).
----------------------------------------------------------------------

----------------------------------------------------------------------
Consolidated Statement of Income             CITICORP and Subsidiaries
----------------------------------------------------------------------
(In Millions of        Second Quarter       %      Six Months       %
  Dollars, Except      --------------         ---------------
  Per Share Amounts)     1997    1996  Change    1997    1996  Change
----------------------------------------------------------------------
Interest Revenue ..... $6,141  $5,751       7 $11,998 $11,527       4

Interest Expense .....  3,278   3,023       8   6,331   6,114       4
                       ----------------------------------------------
Net Interest Revenue .  2,863   2,728       5   5,667   5,413       5
                       ----------------------------------------------
Provision for Credit
  Losses .............    512     479       7     935     973     (4)
                       ----------------------------------------------

Net Interest Revenue
  after Provision
  for Credit Losses ..   2,351   2,249       5   4,732   4,440       7
                       ----------------------------------------------
Fees, Commissions,
  and Other Revenue
Fees and Commissions .  1,441   1,349       7   2,793   2,661       5
Foreign Exchange .....    311     214      45     608     419      45
Trading Account ......     97     106     (8)     295     196      51
Securities Transactions   124      39      NM     232     141      65
Other Revenue ........    475     557    (15)     912     991     (8)
                       ----------------------------------------------
Total Fees, Commissions,
  and Other Revenue ..  2,448   2,265       8   4,840   4,408      10
                       ----------------------------------------------

Operating Expense
Salaries .............  1,286   1,212       6   2,550   2,344       9
Employee Benefits ....    321     331     (3)     722     668       8
Total Employee Expense  1,607   1,543       4   3,272   3,012       9
Net Premises and
  Equipment Expense ..    479     439       9     969     896       8
Other Expense ........  1,087     996       9   2,101   1,930       9
                       ----------------------------------------------
Total Operating
  Expense ............  3,173   2,978       7   6,342   5,838       9
                       ----------------------------------------------
Income Before Taxes ..  1,626   1,536       6   3,230   3,010       7

Income Taxes .........    602     584       3   1,211   1,144       6
                       ----------------------------------------------
Net Income ........... $1,024  $  952       8  $2,019  $1,866       8
                       ----------------------------------------------
----------------------------------------------------------------------
Income Applicable
  to Common Stock ....   $990    $914       8  $1,947  $1,785       9
                       ----------------------------------------------
Earnings Per Share:
On Common and Common
  Equivalent Shares ..  $2.10   $1.86      13   $4.11   $3.68      12

Assuming Full
  Dilution ...........  $2.10   $1.86      13   $4.11   $3.61      14
                       ----------------------------------------------
----------------------------------------------------------------------

NM   Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

----------------------------------------------------------------------
Consolidated Balance Sheet                  CITICORP and Subsidiaries
----------------------------------------------------------------------
                                         June 30,  Dec. 31,         %
(In Millions of Dollars)                     1997      1996    Change
----------------------------------------------------------------------
Assets

Cash and Due from Banks ................ $  7,638  $  6,905        11
Deposits at Interest with Banks ........   12,802    11,648        10
Securities, at Fair Value
 Available for Sale ....................   34,704    26,062        33
 Venture Capital .......................    2,153     2,124         1
Trading Account Assets .................   32,475    30,785         5
Loans Held for Sale (A) ................    3,612         -        NM
Federal Funds Sold and Securities
  Purchased Under Resale Agreements ....   13,651    11,133        23
Loans, Net
Consumer ...............................  109,506   111,847       (2)
Commercial .............................   69,408    62,765        11
                                         ----------------------------
Loans, Net of Unearned Income ..........  178,914   174,612         2
Allowance for Credit Losses ............  (5,782)   (5,503)         5
                                         ----------------------------
Total Loans, Net .......................  173,132   169,109         2
Customers' Acceptance Liability ........    2,145     2,077         3
Premises and Equipment, Net ............    4,745     4,667         2
Interest and Fees Receivable ...........    3,221     3,068         5
Other Assets ...........................   14,015    13,440         4
                                         ----------------------------
Total .................................. $304,293  $281,018         8
                                         ----------------------------
----------------------------------------------------------------------
Liabilities

Non-Interest-Bearing Deposits in U.S.
  Offices .............................. $ 15,904  $ 14,867         7
Interest-Bearing Deposits in U.S.
  Offices ..............................   39,739    40,254       (1)
Non-Interest-Bearing Deposits in
  Offices Outside the U.S. .............   11,525     9,891        17
Interest-Bearing Deposits in Offices
  Outside the U.S. .....................  131,522   119,943        10
                                         ----------------------------
Total Deposits .........................  198,690   184,955         7
Trading Account Liabilities ............   23,460    22,003         7
Purchased Funds and Other Borrowings ...   24,138    18,191        33
Acceptances Outstanding ................    2,183     2,104         4
Accrued Taxes and Other Expense ........    5,817     5,992       (3)
Other Liabilities ......................    8,943     8,201         9
Long-Term Debt .........................   19,653    18,850         4

Stockholders' Equity

Preferred Stock (Without par value) ....    1,903     2,078       (8)
Common Stock ($1.00 par value) .........      506       506         -
  Issued Shares: 506,298,235 in each
  period
Surplus ................................    6,557     6,595       (1)
Retained Earnings ......................   15,766    14,303        10
Net Unrealized Gains - Securities ......      952       676        41
  Available for Sale
Foreign Currency Translation ...........    (547)     (486)        13
Common Stock in Treasury, at Cost ......  (3,728)   (2,950)        26
  Shares: 48,206,545 and 43,081,217,
  respectively
                                         ----------------------------
Total Stockholders' Equity .............   21,409    20,722         3
                                         ----------------------------
Total .................................. $304,293  $281,018         8
                                         ----------------------------
----------------------------------------------------------------------

(A) Commencing with the first quarter 1997, Citicorp classifies credit card and mortgage loans intended for sale as loans held for sale, which are accounted for at the lower of cost or market value.
NM   Not meaningful, as percentage equals or exceeds 100%.
----------------------------------------------------------------------

---------------------------------------------------------------------------
Net Interest Revenue                   2nd     1st     4th     3rd     2nd
  Statistics                          Qtr.    Qtr.    Qtr.    Qtr.    Qtr.
(Taxable Equivalent Basis)(A)         1997    1997    1996    1996    1996
---------------------------------------------------------------------------

(In Millions of Dollars)
----------------------------------
Adjusted Net Interest Revenue (B):  $3,454  $3,449  $3,484  $3,330  $3,351
Effect of Credit Card
  Securitization Activity            (578)   (630)   (650)   (613)   (615)
                                    --------------------------------------
Total                               $2,876  $2,819  $2,834  $2,717  $2,736
                                    --------------------------------------
--------------------------------------------------------------------------

(In Billions of Dollars)
----------------------------------
Adjusted Average Interest-
  Earning Assets (B):               $277.3  $267.3  $262.2  $258.8  $256.8
Securitized Credit Card
  Receivables                       (24.7)  (25.1)  (25.9)  (26.2)  (26.2)
                                    --------------------------------------
Total                               $252.6  $242.2  $236.3  $232.6  $230.6
                                    --------------------------------------
---------------------------------------------------------------------------

Adjusted Net Interest Margin (B):    5.00%   5.23%   5.28%   5.12%   5.25%
Effect of Credit Card
  Securitization Activity           (.43)%  (.51)%  (.51)%  (.47)%  (.48)%
                                    --------------------------------------
Total                                4.57%   4.72%   4.77%   4.65%   4.77%
                                    --------------------------------------
---------------------------------------------------------------------------

(A) The taxable equivalent adjustment is based on the U.S. federal statutory tax rate of 35%.
(B)  Adjusted for the effect of credit card securitization.
---------------------------------------------------------------------------

----------------------------------------------------------------------
Consolidated Average Balances
----------------------------------------------------------------------
                                  2nd     1st     4th     3rd     2nd
(In Billions of Dollars)         Qtr.    Qtr.    Qtr.    Qtr.    Qtr.
                                 1997    1997    1996    1996    1996
----------------------------------------------------------------------
Loans:
Consumer                         $107    $106    $108    $106    $104
Commercial                         67      62      61      61      60
                                 ------------------------------------
Total Average Loans              $174    $168    $169    $167    $164
                                 ------------------------------------
----------------------------------------------------------------------
Total Average Assets             $293    $285    $276    $268    $268
----------------------------------------------------------------------

(In Millions of Dollars)
-----------------------------
Common Stockholders' Equity   $18,933 $18,698 $18,321 $17,950 $17,713
Preferred Equity                1,903   2,049   2,078   2,078   2,078
                              ---------------------------------------
Total Average Stockholders'
  Equity                      $20,836 $20,747 $20,399 $20,028 $19,791
                              ---------------------------------------
----------------------------------------------------------------------

----------------------------------------------------------------------
Calculation of Earnings Per Share
----------------------------------------------------------------------
                             On Common and Common       Assuming Full
                                Equivalent Shares            Dilution
                             ----------------------------------------
(In Millions, except Per           Second Quarter      Second Quarter
  Share Amounts)                   1997      1996      1997      1996
----------------------------------------------------------------------
Income Applicable to Common
  Stock ........................   $990      $914      $990      $914
----------------------------------------------------------------------
Shares
Weighted-Average Common
  Shares Outstanding ...........  458.5     476.9     458.5     476.9
Common Equivalent Shares (A) ...   12.6      14.9      13.3      15.2
Total ..........................  471.1     491.8     471.8     492.1
----------------------------------------------------------------------

Earnings Per Share .............  $2.10     $1.86     $2.10     $1.86
----------------------------------------------------------------------

----------------------------------------------------------------------
Calculation of Earnings Per Share
----------------------------------------------------------------------
                             On Common and Common       Assuming Full
                                Equivalent Shares            Dilution
                             ----------------------------------------
(In Millions, except Per               Six Months          Six Months
  Share Amounts)                   1997      1996      1997      1996
----------------------------------------------------------------------
Earnings
Income Applicable to Common
  Stock ........................ $1,947    $1,785    $1,947    $1,785
Dividends on Convertible
  Preferred Stock, Series 12
  and Series 13 (B) ............      -         -         -         5
Income Applicable to
  Common Stock, Adjusted ....... $1,947    $1,785    $1,947    $1,790
----------------------------------------------------------------------
Shares
Weighted-Average Common
  Shares Outstanding (B) .......  460.0     470.2     460.0     470.2
Convertible Preferred Stock,
  Series 12 and Series 13 (B) ..      -         -         -      10.5
Common Equivalent Shares (A) ...   13.6      15.0      14.0      15.8
Total ..........................  473.6     485.2     474.0     496.5
----------------------------------------------------------------------

Earnings Per Share
Net Income .....................  $4.11     $3.68     $4.11     $3.61
----------------------------------------------------------------------

(A) Includes the dilutive effect of stock options and stock purchase agreements computed using the treasury stock method and shares issuable under deferred stock awards.
(B) During the first quarter of 1996, the remaining Convertible Preferred Stock, Series 12 and 13 were converted to 59.0 million shares of common stock. The shares are included in the fully diluted computation on an if-converted basis up to conversion dates, and from conversion dates forward these shares are included in weighted-average common shares outstanding.
----------------------------------------------------------------------

----------------------------------------------------------------------
                                                  June 30,   June 30,
(In Thousands)                                        1997       1996
----------------------------------------------------------------------
Common Shares Outstanding .......................  458,092    473,164
----------------------------------------------------------------------

----------------------------------------------------------------------
Other Revenue          Second Quarter       %      Six Months       %
(In Millions of        --------------            ------------
  Dollars)               1997    1996  Change    1997    1996  Change
----------------------------------------------------------------------
Credit Card
  Securitization
  Activity (A) ........  $118    $215    (45)    $283    $448    (37)
Venture Capital .......   173     107      62     266     145      83
Affiliate Earnings ....   112      83      35     171     145      18
Net Asset Gains and
  Other Items .........    72     152    (53)     192     253    (24)
Total .................  $475    $557    (15)    $912    $991     (8)
----------------------------------------------------------------------

(A) Includes net credit losses on credit card receivables held for sale commencing with the 1997 first quarter (see page 17).
----------------------------------------------------------------------

--------------------------------------------------------------------------
Trading-Related            Second Quarter       %      Six Months       %
  Revenue                  --------------            ------------
(In Millions of Dollars)     1997 1996(A)  Change    1997 1996(A)  Change
--------------------------------------------------------------------------
By Business Sector:
Global Corporate Banking:
 Emerging Markets .........  $182    $192     (5)  $  400    $369       8
 Global Relationship
  Banking .................   243     175      39     562     340      65
                             --------------------------------------------
Total Global
  Corporate Banking .......   425     367      16     962     709      36
Global Consumer and Other .    86      60      43     138     110      25
                             --------------------------------------------
Total                        $511    $427      20  $1,100    $819      34
                             --------------------------------------------
--------------------------------------------------------------------------

By Trading Activity:
Foreign Exchange (B) ......  $290    $225      29  $  552    $437      26
Derivative (C) ............    94     139    (32)     276     284     (3)
Fixed Income (D) ..........    81    (23)      NM     144    (18)      NM
Other .....................    46      86    (47)     128     116      10
                             --------------------------------------------
Total .....................  $511    $427      20  $1,100    $819      34
                             --------------------------------------------
--------------------------------------------------------------------------

By Income Statement Line:
Foreign Exchange ..........  $311    $214      45  $  608    $419      45
Trading Account ...........    97     106     (8)     295     196      51
Other (E) .................   103     107     (4)     197     204     (3)
                             --------------------------------------------
Total .....................  $511    $427      20  $1,100    $819      34
                             --------------------------------------------
--------------------------------------------------------------------------

(A)  Reclassified to conform to the latest quarter's presentation.
(B)  Foreign  exchange   activity   includes  foreign  exchange  spot,
     forward, and option contracts.
(C) Derivative activity primarily includes interest rate and currency swaps, options, financial futures, and equity and commodity contracts.
(D) Fixed income activity principally includes debt instruments including government and corporate debt as well as mortgage assets.
(E)  Primarily net interest revenue.
NM   Not meaningful, as percentage equals or exceeds 100%.
--------------------------------------------------------------------------

Item 7.    Financial Statements, Pro Forma Financial
           Information and Exhibits

            -     Exhibit No. 12(a)  Calculation of Ratio of Income to
                  Fixed Charges

            - Exhibit No. 12(b) Calculation of Ratio of Income to Fixed Charges Including Preferred Stock Dividends of Income to Fixed Charges

                              SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CITICORP
                              (Registrant)


                              By: /s/ Thomas E. Jones
                                 -------------------------------
                                      Thomas E. Jones
                                      Executive Vice President
                                      A Principal Financial Officer

Dated: July 15, 1997


                                  25